For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155.

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER - May 8, 2008 - Bill Barrett Corporation (NYSE: BBG) management plans to participate in three upcoming events, and the Company invites you to listen via Webcast. The Webcast and presentation slides for each event may be accessed on the Company's Website homepage, at www.billbarrettcorp.com, under "Current Events" and will be available live and for replay.

Bill Barrett Corporation's Annual Meeting of Stockholders: The Company's annual meeting will be held on Tuesday, May 13, 2008 at 9:30 a.m. MDT/11:30 a.m. EDT. The meeting will be followed by a Company presentation.

Calyon Energy Conference 2008: Chairman and Chief Executive Officer Fred Barrett will present on Wednesday, May 14, 2008 at 9:30 a.m. EDT.

Deutsche Bank 2008 Energy and Utilities Conference: President and COO Joseph Jaggers will present on Wednesday, May 28, 2008 at 10:00 a.m. EDT.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its Website www.billbarrettcorp.com.

# # #